EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of ARIAD Pharmaceuticals, Inc. and the effectiveness of ARIAD Pharmaceuticals, Inc.’s internal control over financial reporting dated March 3, 2014, appearing in the Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

September 5, 2014